UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2006 (June 2, 2006)

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas
75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1605
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, Behringer Harvard REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our,” or “us”) hereby amends its Current Report on Form 8-K filed on June 8, 2006 to provide the required financial statements relating to the acquisition of a 35-story office building and an adjacent 3-story fitness center in Chicago, Illinois (“Riverside Plaza”), as described in such Current Report.

After reasonable inquiry, we are not aware of any material factors relating to Riverside Plaza that would cause the reported financial information relating to it not to be necessarily indicative of future operating results.

Item 9.01                                                                                Financial Statements and Exhibits.

		Page
(a)	Financial Statements of Businesses Acquired.

	Independent Auditors’ Report	3

	Statements of Revenues and Certain Operating Expenses for the Three Months Ended March 31, 2006 (unaudited) and the Year Ended December 31, 2005	4

	Notes to the Statement of Revenues and Certain Operating Expenses	5

(b)	Pro Forma Financial Information.

	Unaudited Pro Forma Consolidated Financial Information	7

	Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2006	8

	Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2006	9

	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005	10

	Unaudited Notes to Pro Forma Consolidated Financial Statements	11

(c)	Shell Company Transactions.

	Not applicable.

(d)	Exhibits.

	None.

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Behringer Harvard REIT I, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of Riverside Plaza, an office building located in Chicago, Illinois (the “Property”) for the year ended December 31, 2005.  This Historical Summary is the responsibility of the Property’s management.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K/A of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
August 9, 2006

Riverside Plaza
Statements of Revenues and Certain Operating Expenses
For the Three Months Ended March 31, 2006 (Unaudited) and
For the Year Ended December 31, 2005
(in thousands)

	Three Months
	Ended March 31,	Year Ended December 31,
	2006	2005
	(unaudited)
Revenues:
Rental revenue	$4,039	$15,622
Tenant reimbursement income	2,969	10,368

Total revenues	7,008	25,990

Certain operating expenses:
Property operating expenses	1,426	6,299
Real estate taxes	1,429	5,756
General and administrative expenses	330	1,443
Property management fees	222	749

Total certain operating expenses	3,407	14,247

Revenues in excess of certain operating expenses	$3,601	$11,743

See accompanying notes to statement of revenues and certain operating expenses.

Riverside Plaza
Notes to the Statements of Revenues and Certain Operating Expenses
For the Three Months Ended March 31, 2006 (Unaudited) and
For the Year Ended December 31, 2005

1.                          Basis of Presentation

On June 2, 2006, Behringer Harvard REIT I, Inc. (the “Company”) acquired a 35-story office building and an adjacent 3-story fitness center containing approximately 1.2 million combined rentable square feet (unaudited) in Chicago, Illinois (“Riverside Plaza”).

The statements of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of Riverside Plaza, exclusive of interest income and interest expense, early termination fees, asset management fees, and depreciation and amortization, which may not be comparable to the proposed future operations of Riverside Plaza.

The statement of revenues and certain operating expenses and notes thereto for the three months ended March 31, 2006 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.                          Principles of Reporting and Use of Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period.  Actual results may differ from those estimates.

3.                          Significant Accounting Policies

Revenue Recognition

Riverside Plaza’s operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments.  All leases have been accounted for as operating leases.  Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, including the effect of any rent holidays, which amounted to an increase in rental income of approximately $379,000 for the three months ended March 31, 2006 (unaudited) and approximately $1.4 million for the year ended December 31, 2005.  Reimbursement income consists of recovery of certain basic operating costs over an established base amount.  Recoveries are recognized as revenue in the period the applicable costs are incurred.

4.                          Leases

The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2005 for the next five years are as follows (in thousands):

Year Ending December 31:
2006	$13,077
2007	14,146
2008	14,331
2009	14,756
2010	14,253

Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.  There were no contingent rents in 2005.

5.                          Concentrations

Rental income from Deutsche Investment Management Americas, Inc. represents 24% of the rental income (base rent) for the year ended December 31, 2005 for Riverside Plaza.  No other tenants individually represents more than 10% of Riverside Plaza’s rental revenues for the year ended December 31, 2005.

*****

Behringer Harvard REIT I, Inc.
Unaudited Pro Forma Consolidated Financial Information

On June 2, 2006, we acquired a 35-story office building and an adjacent 3-story fitness center containing approximately 1.2 million combined rentable square feet located in Chicago, Illinois (“Riverside Plaza”), through Behringer Harvard South Riverside Holding Business Trust, a wholly-owned subsidiary of Behringer Harvard Operating Partnership I LP, our operating partnership.  The contract purchase price of Riverside Plaza, exclusive of closing costs and initial escrows, was approximately $277.5 million.  Behringer Harvard South Riverside, LLC, a wholly-owned subsidiary of Behringer Harvard South Riverside Holding Business Trust, borrowed $202 million under a loan agreement with Greenwich Capital Financial Products, Inc. to pay a portion of such contract purchase price and we paid the remaining amount from proceeds of our offering of common stock to the public.

In our opinion, all material adjustments necessary to reflect the effects of the above transaction have been made.

Behringer Harvard REIT I, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
as of March 31, 2006
(in thousands, except share and per share amounts)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if we had acquired Riverside Plaza as of March 31, 2006.  This Pro Forma Consolidated Balance Sheet should be read in conjunction with our Pro Forma Consolidated Statements of Operations and the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the three months ended March 31, 2006.  The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had we completed the above transaction on March 31, 2006, nor does it purport to represent our future financial position.

		Prior Acquisitions
	March 31, 2006	Pro Forma
	as Reported	Adjustments	Pro Forma		Pro Forma
	(a)	(b)	Adjustments		March 31, 2006
Assets
Real estate
Land	$147,127	$8,867	$36,242	(c)	$192,236
Buildings, net	600,113	88,522	176,945	(c)	865,580
Total real estate	747,240	97,389	213,187		1,057,816

Cash and cash equivalents	131,545	(43,269)	(99,544	)(c)	—
			400	(c)
			10,868	(d)
Restricted cash	28,088	14,831	25,947	(c)	68,866
Accounts receivable, net	4,962	—	—		4,962
Prepaid expenses and other assets	1,783	423	1,110	(c)	3,316
Loan deposits	5,176	—	—		5,176
Escrow deposits	4,559	(4,059)	—		500
Investments in tenant-in-common interests	140,149	—	—		140,149
Deferred financing fees, net	6,967	916	2,258	(c)	10,141
Lease intangibles, net	127,381	21,368	77,635	(c)	226,384
Receivables from affiliates	1,141	—	—		1,141
Total assets	$1,198,991	$87,599	$231,861		$1,518,451

Liabilities and stockholders’ equity

Liabilities
Mortgages payable	$564,584	$84,000	$202,000	(c)	$850,584
Accounts payable	425	—	—		425
Payables to affiliates	1,024	—	—		1,024
Acquired below market leases, net	29,383	1,007	11,532	(c)	41,922
Dividends payable	4,480	—	—		4,480
Accrued liabilities	10,308	2,592	7,461	(c)	20,361
Subscriptions for common stock	2,319	—	—		2,319
	612,523	87,599	220,993		921,115

Commitments and contingencies

Minority interest	3,300	—	—		3,300

Stockholders’ equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—	—		—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—	—	—		—
Common stock, $.0001 par value per share; 349,999,000 shares authorized, 76,764,629 shares issued and outstanding	8	—	—		8
Additional paid-in capital	682,162	—	10,868	(d)	693,030
Cumulative distributions and net loss	(99,002)	—	—		(99,002)
Total stockholders’ equity	583,168	—	10,868		594,036
Total liabilities and stockholders’ equity	$1,198,991	$87,599	$231,861		$1,518,451

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard REIT I, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the three months ended March 31, 2006
(in thousands, except per share amounts)

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired Riverside Plaza on January 1, 2005.  This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the three months ended March 31, 2006.  The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2005, nor does it purport to represent our future operations.

	Three months	Prior Acquisitions	Statement of
	ended March 31, 2006	Pro Forma	Revenues and			Pro Forma
	as Reported	Adjustments	Certain Expenses	Pro Forma		Three months ended
	(a)	(b)	(c)	Adjustments		March 31, 2006

Rental revenue	$22,560	$6,699	$7,008	$359	(d)	$36,626

Expenses
Property operating expense	4,541	1,457	1,426	—		7,424
Interest expense	6,662	1,975	—	2,960	(e)	11,597
Real estate taxes	2,864	714	1,429	—		5,007
Property management fees	769	189	222	(222	)(f)	1,168
				210	(g)
Asset management fees	—	332	—	416	(h)	748
General and administrative	353	151	330	—		834
Depreciation and amortization	10,062	3,986	—	4,625	(i)	18,673
Total expenses	25,251	8,804	3,407	7,989		45,451

Interest income	1,045	—	—	—		1,045

Equity in earnings of investments in tenant-in-common interests	1,061	—	—	—		1,061

Net income (loss)	$(585)	$(2,105)	$3,601	$(7,630)		$(6,719)

Basic and diluted weighted average shares outstanding	71,707					71,707

Basic and diluted loss per share	$(0.01)					$(0.09)

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard REIT I, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005
(in thousands, except per share amounts)

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired Riverside Plaza on January 1, 2005.  This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our annual report on Form 10-K for the year ended December 31, 2005.  The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2005, nor does it purport to represent our future operations.

	Year ended	Prior Acquisitions	Statement of
	December 31, 2005	Pro Forma	Revenues and			Pro Forma
	as Reported	Adjustments	Certain Expenses	Pro Forma		Year ended
	(a)	(b)	(c)	Adjustments		December 31, 2005

Rental revenue	$31,057	$83,386	$25,990	$1,437	(d)	$141,870

Expenses
Property operating expense	6,463	17,217	6,299	—		29,979
Interest	13,137	19,321	—	11,841	(e)	44,299
Rate lock extension recoveries, net	(525)	—	—	—		(525)
Real estate taxes	3,838	9,158	5,756	—		18,752
Property management fees	1,502	2,335	749	(749	)(f)	4,617
				780	(g)
Asset management fees	1,857	4,370	—	1,665	(h)	7,892
General and administrative	1,254	1,710	1,443	—		4,407
Depreciation and amortization	15,033	44,383	—	18,499	(i)	77,915
Total expenses	42,559	98,494	14,247	32,036		187,336

Interest income	2,665	(165)	—	—		2,500

Equity in earnings of investments in tenant-in-common interests	3,115	(35)	—	—		3,080

Net income (loss)	$(5,722)	$(15,308)	$11,743	$(30,599	)(j)	$(39,886)

Basic and diluted weighted average shares outstanding	38,220			26,880		65,100

Basic and diluted loss per share	$(0.15)					$(0.61)

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard REIT I, Inc.
Unaudited Notes to Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Balance Sheet

a.             Reflects our historical balance sheet as of March 31, 2006.

b.             Reflects our acquisition of Paces West on April 19, 2006.

c.             Reflects the acquisition of Riverside Plaza for approximately $301.5 million, inclusive of closing costs. The acquisition was funded with approximately $99.5 million of cash and $202 million of debt.  We allocated our purchase price to the assets and liabilities below and estimated the remaining useful lives of the tangible and intangible assets as follows (in thousands):

Description	Allocation	Estimated Useful Life
Land	$36,242	—
Building	176,945	25 years
Above/below market lease, net	(8,500)	5.9 years
Tenant improvements, leasing commissions & legal fees	44,418	5.9 years
In-place leases	14,845	5.9 years
Tenant relationships	15,340	10.9 years
Cash	400	—
Restricted cash	25,947	—
Deferred financing fees	2,258	—
Prepaid expenses and other assets	1,110	—
Prepaid rent	(995)	—
Other accruals	(6,466)	—
	$301,544

We allocated the purchase price to the above tangible and identified intangible assets based on their relative fair values in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets” as follows:

The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and buildings.  Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods.  The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases.  We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

The total value of identified real estate intangible assets acquired is further allocated to in-place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant.  The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model.  The estimates of fair value of in-place leases include an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions.  In estimating fair value of in-place leases, we consider such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the lease not been in place, including tenant improvements and commissions.  The estimates of the fair value of tenant relationships also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

We amortize the value of in-place leases to expense over the term of the respective leases.  The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building.  Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

d.             We actually issued approximately 6.4 million shares of common stock during the period April 1, 2006 through June 1, 2006 for net proceeds of approximately $56.9 million.  This adjustment reflects the issuance of approximately 1.2 million shares for net proceeds of approximately $10.9 million as this is the pro forma amount necessary for us to complete the acquisition after March 31, 2006 from cash on hand.

Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2006

a.             Reflects our historical operations for the three months ended March 31, 2006.

b.             Reflects the Pro Forma results for the following properties:

Property	Acquisition Date
Woodcrest Center	January 11, 2006
Burnett Plaza	February 10, 2006
10777 Clay Road	March 14, 2006
Paces West	April 19, 2006

c.             Reflects the historical revenues and certain expenses of Riverside Plaza.

d.             Reflects the amortization of the above and below market lease values over the remaining non-cancelable term of the leases of approximately 71 months.

e.             Represents interest expense associated with the $202 million of long-term debt obtained in connection with the purchase of Riverside Plaza and the amortization of the deferred financing costs.  The long-term debt bears interest at a fixed rate of 5.75% per annum until June 30, 2008, and fixed at 6.191% per annum for all periods thereafter.  Initial monthly payments of interest only are required through June 6, 2011, with monthly interest and principal payments of approximately $1.2 million required beginning July 6, 2011 and continuing to June 6, 2016, the maturity date.  The deferred financing costs of approximately $2.3 million are amortized over the term of the related debt using a method that approximates the effective interest rate method.

f.              Reflects the reversal of historical property and asset management fees for Riverside Plaza.

g.             Reflects the property management fees associated with the current management of Riverside Plaza.  The property is managed by HPT Management Services LP, our affiliate, for a fee of 3% of annual gross revenues, as defined in the property management agreement.

h.             Reflects the asset management fees associated with Riverside Plaza.  The asset is managed by HPT Management Services LP, our affiliate, for an annual asset management fee of 0.6% of the asset value.

i.              Reflects the depreciation and amortization of Riverside Plaza using the straight-line method over the estimated useful lives as follows (in thousands):

Description	Allocation	Estimated Useful Life
Building	$176,945	25 years
Real estate intangibles (1)	50,763	5.9 years
Tenant relationships	15,340	10.9 years

(1)    Included in real estate intangibles is approximately $3 million of above market lease value and approximately $11.5 million of below market lease value, which are amortized to rental income.  See Note d.

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005

a.             Reflects our historical operations for the year ended December 31, 2005.

b.             Reflects the combined Pro Forma results for the following properties:

Property	Acquisition Date
Ashford Perimeter	January 6, 2005
Alamo Plaza	February 24, 2005
Utah Avenue Building	April 21, 2005
Lawson Commons	June 10, 2005
Downtown Plaza	June 14, 2005
Western Office Portfolio	July 20, 2005
Buena Vista Plaza	July 28, 2005
One Financial Plaza	August 2, 2005
Riverview Tower	October 5, 2005
G Street Property	November 15, 2005
Woodcrest Center	January 11, 2006
Burnett Plaza	February 10, 2006
10777 Clay Road	March 14, 2006
Paces West	April 19, 2006

c.             Reflects the historical revenues and certain expenses of Riverside Plaza.

d.             Reflects the pro forma amortization, for the year ended December 31, 2005, of the above and below market lease values which have an approximate 71 month life based on the remaining non-cancelable terms of the leases.

e.             Represents interest expense associated with the $202 million of long-term debt obtained in connection with the purchase of Riverside Plaza and the amortization of the deferred financing costs.  The long-term debt bears interest at a fixed rate of 5.75% per annum until June 30, 2008, and fixed at 6.191% per annum for all periods thereafter.  Initial monthly payments of interest only are required through June 6, 2011, with monthly interest and principal payments of approximately $1.2 million required beginning July 6, 2011 and continuing to June 6, 2016, the maturity date.  The deferred financing costs of approximately $2.3 million are amortized over the term of the related debt using a method that approximates the effective interest rate method.

f.              Reflects the reversal of historical property management fees for Riverside Plaza.

g.             Reflects the property management fees associated with the current management of Riverside Plaza.  The property is managed by HPT Management Services LP, our affiliate, for a fee of 3% of annual gross revenues, as defined in the property management agreement.

h.             Reflects the asset management fees associated with Riverside Plaza.  The asset is managed by HPT Management Services LP, our affiliate, for an annual asset management fee of 0.6% of the asset value.

i.             Reflects the depreciation and amortization of Riverside Plaza using the straight-line method over the estimated useful lives as follows (in thousands):

Description	Allocation	Estimated Useful Life
Building	$176,945	25 years
Real estate intangibles (1)	50,763	5.9 years
Tenant relationships	15,340	10.9 years

(1)    Included in real estate intangibles is approximately $3 million of above market lease value and approximately $11.5 million of below market lease value, which are amortized to rental income.  See Note d.

j.             Reflects the adjustment to the historical weighted average number of shares of common stock outstanding to reflect the acceptance of shares needed to provide for the cash purchase price of each of our 2005 and 2006 property investments.  The adjustment is computed as follows (in thousands, except per share amounts):

Cash needed to acquire the Ashford Perimeter	18,676
Cash needed to acquire the Alamo Plaza	4,835
Cash needed to acquire the Utah Avenue Building	9,879
Cash needed to acquire Lawson Commons	29,852
Cash needed to acquire Downtown Plaza	7,082
Cash needed to acquire Western Office Portfolio	32,574
Cash needed to acquire Buena Vista Plaza	16,266
Cash needed to acquire One Financial Plaza	21,218
Cash needed to acquire Riverview Tower	42,332
Cash needed to acquire G Street Property	145,111
Cash needed to acquire Woodcrest Center	30,137
Cash needed to acquire Burnett Plaza	63,330
Cash needed to acquire 10777 Clay Road	10,146
Cash needed to acquire Paces West	47,328
Cash needed to acquire Riverside Plaza	99,544
	$578,310

Net cash received from each share of common stock issued	$8.90	(1)

Common stock needed to purchase the properties listed above	64,979
Plus weighted average of common stock actually outstanding for the year ended December 31, 2005 in excess of 64,979	121
Less historical weighted average of common stock outstanding at December 31, 2005	(38,220)
	26,880

(1)    Net cash received per share of common stock issued is computed as $10 gross proceeds per share less $0.70 commissions per share, $0.20 broker dealer fees per share and $0.20 organization and offering costs per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: August 11, 2006	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer